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                                                                   EXHIBIT 3.3

                                                                        Page 1

                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                     -----------------------------------



        I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RETIREMENT OF STOCK OF "ALC COMMUNICATIONS CORPORATION" FILED IN THIS OFFICE ON THE FOURTH DAY OF JANUARY, A.D. 1994, AT 3:30 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO KENT COUNTY RECORDER OF DEEDS ON THE FOURTH DAY OF JANUARY, A.D. 1994 FOR RECORDING.




                                     [SEAL]     /s/ WILLIAM T. QUILLEN
                                                    ------------------
                                                    William T. Quillen,
                                                    Secretary of State


                                                Authentication: *4228064

                                                Date:  01/04/1994


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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 01/04/1994
940045244-2069840



                       CERTIFICATE OF RETIREMENT OF THE
                           CLASS A PREFERRED STOCK
                      OF ALC COMMUNICATIONS CORPORATION

                          Pursuant to Section 243(b)
                        of the General Corporation Law
                           of the State of Delaware


ALC Communications Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

1. On December 10, 1993, the Board of Directors of the Corporation duly adopted resolutions providing for the redemption of all outstanding shares of the Corporation's Class A Preferred Stock, par value $0.01 per share ("Class A Stock") on December 31, 1993.

2.      The Class A Stock was redeemed on December 31, 1993.

3. The Restated Certificate of Incorporation of the Corporation prohibits the reissuance of any shares of the Class A Stock and requires that all such shares shall be cancelled or retired.

4. Accordingly, pursuant to the provisions of Section 243(b) of the General Corporation Law of the State of Delaware, upon the filing of this Certificate of Retirement, the Restated Certificate of Incorporation of the Corporation shall be amended so as to eliminate all reference to the Class A Stock, thereby reducing the total number of shares that the Corporation is authorized to issue by 2-1/2 million.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Retirement to be executed and attested and its corporate seal to be affixed hereto this 3rd day of January, 1994.

ALC COMMUNICATIONS CORPORATION

                                        Attest: /s/ CONNIE R. GALE
                                                    ---------------
                                                    Connie R. Gale,
                                                    Secretary


By:  /s/  MARVIN C. MOSES
          ----------------------------
          Marvin C. Moses,
          Executive Vice President and
          Chief Financial Officer